Exhibit 1A-4

Exhibit C – Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY CROWDSTREET, INC. (THE “PLATFORM”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT (THIS “AGREEMENT”) AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS AGREEMENT, THE SHAREHOLDERS’ AGREEMENT, THE PARTICIPATING PROVIDER AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY DESCRIBED IN THE OFFERING CIRCULAR. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS NOT OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER TO SELL SECURITIES, NOR DO THEY SEEK AN OFFER TO BUY SECURITIES, IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE OF SUCH SECURITIES IS NOT PERMITTED.

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THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT ANY PROSPECTIVE INVESTMENT IN THE SECURITIES. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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TO:	TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC. 189 SOUTH ORANGE AVENUE, SUITE 1650 ORLANDO, FLORIDA 32801

Ladies and Gentlemen:

THE COMPANY ENCOURAGES YOU TO READ THE ENTIRE OFFERING CIRCULAR PRIOR TO INVESTING.

1.   Subscription.

(a)   The person executing this Agreement (“Subscriber”) hereby subscribes for and agrees (subject to a minimum purchase of ten (10) shares) to purchase shares for a total consideration of $ thousand dollars (“Purchase Price”) of Class A Non-Voting Preferred Shares, $1,000.00 par value per share (such shares, the “Preferred Shares,” and such share, the “Share”), of Tuscan Gardens Senior Living Communities, Inc., a Florida corporation (the “Company”), at a purchase price of $1,000.00 per Preferred Share (the “Subscription Price”), upon the terms and conditions set forth herein.

(b)   Subscriber understands that the Preferred Share is being offered pursuant to an offering circular dated November 1, 2018 (the “Offering Circular”), filed with the SEC as part of the Company’s Offering Statement on Form 1-A (the “Offering Statement”) in connection with the Company’s offering of up to $50,000,000 of Class A Non-Voting Preferred Shares (the “Offering”). By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Agreement, copies of the Offering Circular and Offering Statement, including the exhibits thereto, and any other information required by Subscriber to make an investment decision.

(c)   Subscriber’s subscription may be accepted or rejected by the Company at its sole discretion. The Company will notify Subscriber whether this subscription is accepted or rejected. If Subscriber’s subscription is rejected, no payment will be made by Subscriber to the Company and all of Subscriber’s obligations hereunder relating to the rejected subscription shall terminate.

(d)   The Company may elect at any time to accept all or any portion of this Offering on various dates (each, a “Closing Date”).

(e)   In the event of rejection of this subscription, or in the event the sale of the Preferred Share is not consummated for any reason, this Agreement shall have no force or effect.

2.   Payment and Delivery.

(a)   Payment. Subscriber shall pay the Subscription Price through Subscriber’s account with the Platform prior to the applicable Closing Date. Subscriber hereby authorizes the Platform to debit funds equal to the Subscription Price from Subscriber’s account. In the event of rejection of this subscription, or in the event the sale of the Preferred Share is not consummated for any reason, the Preferred Share will not be sold to Subscriber, and the Subscription Price will remain in Subscriber’s account with the Platform.

(b)   Delivery. Upon acceptance by the Company of a subscription on an applicable Closing Date, a confirmation of such acceptance will be sent to Subscriber.

3.   Representations and Warranties of the Company. As of the date of the Offering Circular and as of the applicable Closing Date, the Company represents and warrants to Subscriber as follows:

(a)   Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to acquire, develop, own, lease, operate and dispose of its properties and assets and to carry on its business as it is now being conducted.

(b)   Authority. The Company has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Company has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. When executed and delivered by the Company, this Agreement shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(c)   No Conflict. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under (i) the organizational documents of the Company, (ii) any judgment, order, decree, statute, rule, regulation or other law applicable to the Company or (iii) in any material respect, any material contract, agreement or instrument by which the Company is bound. No material consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such filings (if any) as have been made or consents received (if any) prior to the applicable Closing Date.

(d)   Purchased Preferred Share. The Preferred Share has been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid, except for restrictions on transfer provided for under the Shareholders’ Agreement described in Section 6, the organizational documents of the Company or under applicable securities laws and regulations.

4.   Representations and Warranties of Subscriber. As of the date Subscriber executes this Agreement and as of the applicable Closing Date, Subscriber represents and warrants to the Company as follows:

(a)   Authority. When executed and delivered by Subscriber, this Agreement shall constitute a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). All action on Subscriber’s part required for the lawful execution and delivery of this Agreement and other agreements required hereunder has been or will be effectively taken prior to the applicable Closing Date.

(b)   Investment Representations. Subscriber understands that the Preferred Share has not been registered under the Securities Act and that the Offering is being made pursuant to an exemption from registration contained in the Securities Act, based in part on Subscriber’s representations contained herein.

(c)   Illiquidity and Restrictions on Transfer or Sale of the Preferred Share. Subscriber acknowledges and agrees that there is no public market for the Preferred Share and that a market for resale of the Preferred Share is not expected to develop. Furthermore, pursuant to the Shareholders’ Agreement described in Section 6 below. Consequently, Subscriber understands that he or she must bear the economic risks of the investment in the Preferred Share for an indefinite period of time and acknowledges that he or she is able to bear the economic risk of losing his or her entire investment in the Preferred Share.

(d)   Subscriber Eligibility. Subscriber understands that to participate in the Offering, he or she must satisfy the eligibility criteria established by the Company and described in the Offering Circular. These eligibility criteria are also set forth in questions (c) and (d) on the signature pages hereto. Subscriber represents and warrants that:

(i)	Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii)	The Purchase Price does not exceed 10% of the greater of Subscriber’s annual income or net worth.

The information set forth in response to questions (c) and (d) on the signature pages hereto concerning Subscriber’s eligibility to purchase a Preferred Share is true and correct. To the extent Subscriber had any questions with respect to his or her eligibility pursuant to the criteria set forth in such questions (c) and (d), he or she has sought professional advice.

(e)   Subscriber Information. The information provided on the signature pages hereto in response to question (e) thereon is true and correct with respect to Subscriber. Within five days after receipt of a request from the Company, Subscriber will provide such information with respect to its status as a shareholder or potential shareholder and execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject.

(f)   Company Information. With respect to the purchase of the Share, Subscriber (i) has received the Offering Materials and has had answered to Subscriber’s full satisfaction any and all questions regarding such information, (ii) has made such independent investigation of the Company as such Subscriber deems to be necessary or advisable in connection with the purchase of the Preferred Share and is able to bear the economic and financial risk of purchasing the Preferred Share (including the risk that Subscriber could lose the entire value of the Share) and (iii) acknowledges that except as set forth in this Agreement, no representations or warranties have been made to Subscriber or to his or her advisors or representatives by the Company or others with respect to the business or prospects of the Company or its financial condition.

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(g)   Domicile. Subscriber maintains his or her domicile (and is not a transient or temporary resident) at the address of record provided on the signature pages hereto.

5.   Survival of Representations and Warranties. The representations and warranties of the Company set forth in Section 3 of this Agreement, and the representations and warranties of Subscriber set forth in Section 4 of this Agreement, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or any other person on its behalf.

6.   Other Agreements.

(a)   Concurrently herewith, by executing this Agreement, Subscriber is deemed to have read, and agreed to be bound by the terms of the Shareholders’ Agreement of the Company in substantially the form attached hereto as Exhibit A (the “Shareholders’ Agreement”). Upon such execution and delivery and the acceptance by the Company of Subscriber’s subscription as of a Closing Date, Subscriber shall become bound by the terms and conditions of the Shareholders’ Agreement as a “Provider Investor” and “Shareholder” thereunder.

7.   Miscellaneous.

(a)   Notices. All notices and other communications given or made to the Company pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) the date sent by facsimile, electronic mail or other similar transmission (with confirmation of transmission) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. Such communications must be sent to the Company at the following address:

If to the Company:	With a copy to (which shall not constitute notice):
Tuscan Gardens Senior Living Communities, Inc.	Pino Nicholson PLLC
189 S. Orange Ave, Suite 1650	189 S. Orange Ave, Suite 1650
Orlando, FL 32801	Orlando, FL 32801
Telephone: 407-206-6577
Attention: Secretary	Email: ljp@PinoNicholsonLaw.com

In accordance with Section 7(i) below, Subscriber explicitly consents to receive all notices, requests, consents, claims, demands, waivers and other communications by e-mail, sent to Subscriber’s e-mail address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the Company.

(b)   Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(c)   Construction. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(d)   Forum Selection and Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event of a dispute regarding this Agreement or the respective rights of the parties hereunder, the parties agree to submit such dispute exclusively to binding arbitration, as legally enforceable based on case law as upheld by the U.S. Supreme Court, in Orlando, Florida before an arbitration panel consisting of three professional arbitrators with each of two arbitrators selected by the parties and the final third arbitrator selected by the selected two arbitrators. Any such arbitration shall be restricted to the party filing the arbitration and shall not be a joint or multiple arbitration reflecting more than one party and shall be commenced within fifteen (15) days of selection of the arbitrator and the discovery rules contained in the Florida Rules of Civil Procedure shall apply to all such proceedings. The arbitrator shall order all remedies permitted by law, award attorney's fees and costs to the prevailing party, and require that the entire proceeding, including the existence of the proceeding, be held confidential by the parties, and shall not be disclosed by any party. Any and all orders issued by the arbitrator shall be enforced by a state court of competent jurisdiction located in Orlando, Orange County, Florida. Notwithstanding the foregoing, by agreeing to the arbitration provision, Shareholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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(e)   Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(f)   Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and there shall be no third-party beneficiaries hereof.

(g)   Assignment. This Agreement is not transferable or assignable by Subscriber.

(h)   Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each party. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

(i)  Digital Signature.

(i)  The mechanics of this Agreement’s electronic signature include the time stamp within an SSL encrypted environment. The Agreement will be available to both Subscriber and the Company, so they can store and access it at any time, and it will be stored and accessible on the Platform. Subscriber hereby consents and agrees that electronically signing this Agreement constitutes his or her signature, acceptance and agreement as if signed in writing by him or her. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature and that the lack of such certification or third-party verification will not in any way affect the enforceability of their signatures or the resulting contract between Subscriber and the Company. Subscriber understands and agrees that his or her electronic signature executed in conjunction with the electronic submission of this Agreement shall be legally binding and such transaction shall be considered authorized by Subscriber. Subscriber agrees that his or her electronic signature is the equivalent of his or her manual signature on this Agreement and consents to be legally bound by the Agreement’s terms and conditions.

(ii)   Subscriber and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by e-mail or other electronic communication, sent to the e-mail address of record as from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient’s spam filters by the recipient’s e-mail service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, that the sender is under no obligation to resend communications via any other means, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Subscriber, and if Subscriber desires physical documents, then he or she agrees to be satisfied by directly and personally printing, at Subscriber’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Subscriber desires.

(iii)   By signing this Agreement electronically, Subscriber is explicitly agreeing to receive documents electronically, including Subscriber’s copies of this signed Agreement, and the signed Shareholders’ Agreement, as well as ongoing disclosures, communications and notices.

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By electronically executing this Agreement, Subscriber hereby executes, adopts and agrees to all terms, conditions and representations of this Agreement.

(a) The number of shares of Class A Non-Voting Preferred Shares the undersigned hereby irrevocably subscribes for is:	shares

(b) The purchase price for the Preferred Share the undersigned hereby irrevocably subscribes for is:	$ .00

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(c) By checking beside the appropriate box(es), Subscriber hereby represents that:

☐	he or she is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act because he or she:
	☐	is a director or executive officer of the Company; or

	☐	had an individual income in excess of $200,000 in each of the most recent two years, or joint income with his or her spouse in excess of $300,000 in each of those two years, and has a reasonable expectation of reaching the same income level in the current year; or

☐

has individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 (where for purposes of calculating such net worth (i) his or her primary residence shall not be included as an asset, (ii) indebtedness secured by his or her primary residence, up to the estimated fair market value of such residence at the time of the sale of the Share, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Preferred Share exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by his or her primary residence in excess of the estimated fair market value of such residence at the time of the sale of the Preferred Share shall be included as a liability); or

☐	$750.00 does not exceed 10% of the greater of Subscriber’s annual income or net worth.

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Signature Pages to Subscription Agreement

Signature

Name (Please Print)

Social Security Number/EIN

Street Address (not a P.O. Box)

City, State, Zip Code

Telephone Number

E-mail Address

Date

* * * * *

This Subscription is accepted on _________, 20___.

Tuscan Gardens Senior Living Communities, Inc.

By:
Name:
Title:

Signature Pages to Subscription Agreement

EXHIBIT A

Shareholders’ Agreement*